UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

JONES LANG LASALLE INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Annual Meeting of Shareholders to Be Held on May 28, 2020

Jones Lang LaSalle Incorporated (“JLL”) issued the following press release on May 4, 2020, which relates to its proxy statement dated April 17, 2020, and furnished to its shareholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 28, 2020.

These additional proxy materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about May 4, 2020.

These additional proxy materials should be read in conjunction with our proxy statement which, along with our 2019 Annual Report, is available at ir.jll.com/financials/annual-reports/default.aspx.

News Release

JLL Announces Change to a Virtual-Only Format for 2020 Annual Meeting of Shareholders

CHICAGO, May 4, 2020 – Jones Lang LaSalle Incorporated (NYSE: JLL) today announced that the 2020 Annual Meeting of the Shareholders will be held virtually via internet webcast rather than meeting at a physical location. The change to a virtual meeting is based on consideration of the continuing health impacts of COVID-19, related governmental orders and guidance, and the well-being of shareholders, directors and employees.

A proxy supplement will be filed today with the Securities Exchange Commission with additional information concerning the virtual meeting, which shareholders are urged to read in its entirety. The virtual meeting will take place at the previously announced date and time of the Annual Meeting, on Thursday, May 28, 2020, at 9:00 a.m. CST.

Shareholders at the close of business on the record date of April 3, 2020, may attend, vote and participate at the Annual Meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available. Shareholders who have already voted their shares do not need to vote them again because of this announcement.

To be admitted to the Annual Meeting, shareholders should log-in to www.virtualshareholdermeeting.com/jll2020 beginning at 8:30 a.m. CST on May 28, 2020, and enter the 16-digit control number included in the notice of internet availability of proxy materials, on the proxy card, or in the instructions included with the proxy materials dated April 17, 2020. It is recommended that shareholders afford themselves ample time to complete the log-in process in advance of the commencement of the Annual Meeting at 9:00 a.m. CST. If any log-in difficulties are encountered, shareholders may call the technical support number on the log-in page. Rules of Conduct for the Annual Meeting will be posted at www.virtualshareholdermeeting.com/jll2020 before the Annual Meeting commences.

Shareholders should read the proxy materials that were previously distributed and are strongly encouraged to vote in advance of the Annual Meeting, even if planning to log-in and attend through the internet. The proxy card included with the previously distributed proxy materials will not be revised to reflect this change in format and may continue to be used to vote a shareholder’s shares in connection with the Annual Meeting.

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About JLL

JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion, operations in over 80 countries and a global workforce of more than 93,000 as of December 31, 2019. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Contact: Gayle Kantro

Phone: +312 228 2795

Email: gayle.kantro@am.jll.com